UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 1, 2008

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices, including zip code)

(408) 943-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Item 8.01	Other Events

Press Release

On August 1, 2008, Cypress Semiconductor Corporation (“Cypress”) issued a press release announcing that it had entered into a definitive agreement to acquire Simtek Corporation (“Simtek”). The text of the press release is furnished as Exhibit 99.1 attached hereto. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Merger Agreement

On August 1, 2008, Cypress entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Cypress, Copper Acquisition Corporation, a wholly owned subsidiary of Cypress (the “Purchaser”), and Simtek Corporation (“Simtek”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Purchaser will commence a cash tender offer (the “Offer”) to purchase all of Simtek’s outstanding shares of common stock, par value $0.0001 per share (the “Shares”), at a price per share of $2.60, net to the seller in cash, without interest (the “Per Share Amount”)

The Offer is subject to customary conditions, including that (a) prior to the expiration of the Offer the Minimum Condition (as defined below) is satisfied, and (b) any clearances, consents, approvals, orders and authorizations of any governmental entity or that Cypress reasonably determines in good faith to be necessary or appropriate to consummate the transactions contemplated by the Merger Agreement shall have been obtained or received on terms that do not involve an adverse regulatory condition. “Minimum Condition” means, prior to the then scheduled expiration date of the Offer, there have been be validly tendered in accordance with the terms of the Offer and not withdrawn a number of Shares that, together with any Shares then owned by Cypress and the Purchaser, represents at least a majority of the sum of (x) all then outstanding Shares, plus (y) all Shares issuable upon the exercise of all then outstanding options to purchase Shares with exercise prices less than $2.60 that are vested and exercisable as of any then scheduled expiration date of the Offer or that would be vested and exercisable at any time within 90 calendar days following the then scheduled expiration date of the Offer, plus (z) all Shares issuable upon the exercise, conversion or exchange of any then outstanding securities (other than options to purchase Shares) with exercise or conversion prices less than $2.60 that are held by persons other than Cypress or the Purchaser or affiliates thereof and that are exercisable or convertible into, or exchangeable for, Shares at any time within 90 calendar days following the then scheduled expiration date of the Offer.

Following the consummation of the Offer, the Merger Agreement provides for the Purchaser to merge with and into Simtek, pursuant to which Simtek will become a wholly owned subsidiary of Cypress (the “Merger”). In the Merger, all remaining Shares, other than Shares held by Cypress, the Purchaser (or any other wholly owned subsidiary of Parent) and Simtek, and Shares held by stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law, will be cancelled and converted into the right to receive the Per Share Amount. The boards of directors of each of Cypress, Simtek and the Purchaser have approved the Offer and the Merger, on the terms and subject to the conditions set forth in the Merger Agreement.

The parties have agreed that if, following the consummation of the Offer, Cypress, the Purchaser or any subsidiary of Cypress owns at least 90% of the outstanding Shares, the Merger will be completed without a meeting of Simtek’s stockholders, in accordance with Delaware’s short-form merger statute. The Merger Agreement grants the Purchaser an irrevocable option, exercisable after consummation of the Offer and subject to certain conditions and limitations, to purchase a number of Shares from Simtek at a price per share equal to the Per Share Amount, that, when added to the shares owned by Cypress or the Purchaser, would equal 91% of the outstanding Shares.

The Merger Agreement contains representations, warranties and covenants of Cypress, Simtek and the Purchaser, including among others, covenants by Simtek concerning the conduct of its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger. The Merger Agreement also contains termination rights for both Cypress and Simtek.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference. Exhibit 2.1 is filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore may be incorporated by reference into filings made under the Securities Act of 1933, as amended (the “Securities Act”). The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Cypress or Simtek, contains representations and warranties of each of Cypress, Simtek and the Purchaser. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Cypress’ or Simtek’s public disclosures.

Transaction Support Agreements

In order to induce Cypress and the Purchaser to enter into the Merger Agreement, certain directors, executive officers and stockholders of Simtek entered into transaction support agreements with Cypress and the Purchaser (the “Transaction Support Agreements”) concurrent with the execution and delivery of the Merger Agreement. Shares held by these directors, officers and stockholders represent, in the aggregate, approximately 14.79% of the Shares outstanding on the date of the Merger Agreement (excluding Shares issuable upon exercise of warrants, options or other convertible securities). Subject to the terms and conditions of the Transaction Support Agreements, such stockholders agreed, among other things, to tender their Shares in the Offer no later than five business days prior to the initial expiration date of the Offer and, if required, to vote their Shares in favor of adoption of the Merger Agreement. The foregoing descriptions of the Transaction Support Agreements do not purport to be complete and are qualified in their entirety by reference to the Transaction Support Agreements, a form of which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Additional Information

The tender offer for the outstanding common stock of Simtek has not yet commenced. This filing is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Simtek common stock will be made only pursuant to an offer to purchase and related materials that Cypress intends to file with the SEC on Schedule TO. Simtek also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. Simtek stockholders and other investors should read these materials carefully because they contain important information, including the terms and conditions of the offer. Simtek stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov, from Cypress (with respect to documents filed by Cypress with the SEC), or from Simtek (with respect to documents filed by Simtek with the SEC). Simtek stockholders and other investors are urged to read carefully those materials prior to making any decisions with respect to the offer.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 1, 2008, by and among Cypress Semiconductor Corporation, Copper Acquisition Corporation and Simtek Corporation

10.1	Form of Transaction Support Agreement by and among Cypress Semiconductor Corporation, Copper Acquisition Corporation and the individuals listed on the signatures pages thereto, dated as of August 1, 2008

99.1	Press Release dated August 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION.

By:	/s/ T. J. Rodgers
T. J. Rodgers
President and Chief Executive Officer

Date: August 1, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 1, 2008, by and among Cypress Semiconductor Corporation, Copper Acquisition Corporation and Simtek Corporation

10.1	Form of Transaction Support Agreement by and among Cypress Semiconductor Corporation, Copper Acquisition Corporation and certain Directors, Executive Officers and Stockholders of Simtek Corporation, dated as of August 1, 2008

99.1	Press Release dated August 1, 2008